UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

Nine West Holdings, Inc.

(as successor to The Jones Group Inc.)

(Exact name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 642-3860

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 15, 2014, Nine West Holdings, Inc. (as successor to The Jones Group Inc., the “Company”) announced that Wesley R. Card and John T. McClain will step down as Chief Executive Officer and Chief Financial Officer, respectively, of the Company. The departures were agreed to between the officers and the Company following the previously announced carveout and other reorganization transactions undertaken in connection with the Company’s recently completed merger with affiliates of Sycamore Partners that resulted in the Company’s business now being comprised of the Nine West footwear and accessories business and the jeanswear business. In connection with their departures, Messrs. Card and McClain will be entitled to receive severance benefits under the terms of their existing executive employment agreements and arrangements as previously disclosed in the Company’s definitive proxy statement.

(c) On April 15, 2014, the Board of Directors of the Company appointed Christopher R. Cade, 47, the Company’s Executive Vice President, Chief Accounting Officer and Controller, as acting Chief Financial Officer.

(d) On April 15, 2014, the Board of Directors of the Company elected John T. McClain to serve as a member of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NINE WEST HOLDINGS, INC. (as successor to THE JONES GROUP INC.),

Date: April 16, 2014	By:	/s/ Ira M. Dansky
		Name:	Ira M. Dansky
		Title:	Executive Vice President, General Counsel and Secretary